Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement on Form S-8 (No. 333-20476) of our report dated June 28, 2017, with respect to the financial statements and supplementary schedule of Sandy Spring Bank 401(k) Plan included in this Annual Report on Form 11-K for the year ended December 31, 2016.

/s/ Dixon Hughes Goodman LLP

Olney, Maryland

June 28, 2017